Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-179005) of Apple REIT Seven, Inc. and in the related Prospectus of our report dated March 6, 2013 (except for Note 11, as to which the date is September 9, 2013), with respect to the consolidated financial statements and schedule of Apple REIT Seven, Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young
Richmond, Virginia
September 9, 2013